Investor Relations
Heather Hille
Managing Director, Corporate Affairs
(952) 887-8923, heather.hille@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company to Acquire Tornado Infrastructure Equipment Ltd.
Acquisition expands underground and specialty construction product portfolio and market reach with a leading manufacturer of vacuum excavation trucks for critical infrastructure needs

BLOOMINGTON, Minn. (October 6, 2025) – The Toro Company (NYSE: TTC) today announced that it has entered into a definitive agreement to acquire publicly held Tornado Infrastructure Equipment Ltd. (TSX-V: TGH), a leading manufacturer in the vacuum truck industry. The transaction is subject to certain antitrust and other regulatory approvals, approval by Tornado’s security holders, and other customary closing conditions, and is currently anticipated to close during The Toro Company’s fiscal 2026 first quarter.

Based in Calgary, Alberta, Tornado Infrastructure Equipment is a leading manufacturer of vacuum trucks and industrial equipment solutions for the underground construction, power transmission and energy markets. With a combination of power, precision and payload capacity, Tornado products are designed to safely excavate in urban areas and around critical infrastructure using a combination of high-pressure water or air, and a powerful vacuum system to minimize the risk of utility damage. During the trailing 12 months ended June 30, 2025, Tornado Infrastructure Equipment generated net sales of approximately $149 million (CAD).

In 2022, The Toro Company’s Ditch Witch Division entered into a strategic supply agreement with Tornado Infrastructure Equipment to co-develop an exclusive line of Ditch Witch-branded hydrovac trucks to expand its product offering and capitalize on accelerated growth in vacuum excavation.

“We continue to strengthen our business and product portfolio by divesting non-core assets and shifting resources toward markets with strong growth drivers like infrastructure,” said Richard Olson, chairman and chief executive officer of The Toro Company. “This acquisition builds on the momentum in our Professional segment, which represented nearly 80 percent of our fiscal 2024 new sales, and expands our underground construction product lineup while maintaining our disciplined approach to capital allocation.”

“Tornado Infrastructure Equipment is well recognized in the industry for its market-leading innovation and commitment to meeting the critical needs of customers in the greater infrastructure space,” said Peter Moeller, group vice president, Underground and Specialty Construction at The Toro Company. “This acquisition will help expand both our geographical footprint and product range to better serve customers facing complex projects in energy, power transmission, and water infrastructure. Having partnered with the Tornado team since 2022, we have a great history and respect for the Tornado team, and we look forward to working together to further our leadership position within construction.”

"Joining The Toro Company marks an exciting new chapter for Tornado,” said Brett Newton, president and chief executive officer of Tornado Infrastructure Equipment. “Toro’s culture and values closely align with ours, and together we will deliver innovative solutions and exceptional service to customers across the above-ground and underground infrastructure industry worldwide. This partnership enhances our ability to grow, support our employees, and meet the evolving needs of our customers for many years to come."

The Toro Company will purchase all of the outstanding shares of Tornado Infrastructure Equipment for $1.92 per share (CAD), or a fully diluted equity value of $279 million (CAD), and intends to finance the acquisition with debt from existing credit facilities and additional financial arrangements. The all-cash purchase price is a 4 percent premium on Tornado Infrastructure Equipment’s latest closing share price. The Toro Company expects annual run-rate cost synergies of $3 million (USD) over three years that the company intends to achieve through opportunities in purchasing and manufacturing efficiencies. The Toro Company expects the transaction to be marginally accretive to earnings in the first year, excluding purchase price accounting and transaction-related adjustments.

By financing the transaction with debt, The Toro Company intends to preserve flexibility and capacity to continue to repurchase its shares under its stock repurchase program in line with its disciplined capital deployment strategy, reinforcing its commitment to creating long-term shareholder value. The Toro Company expects to provide guidance regarding the anticipated contribution of the acquisition to its fiscal year 2026 financial results at the time of its fourth quarter earnings call.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading global provider of solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With net sales of $4.6 billion in fiscal 2024, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, Spartan, BOSS, Ventrac, American Augers, Subsite, HammerHead, Radius, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

About Tornado Infrastructure Equipment Ltd.
Tornado is a pioneer and leader in the vacuum truck industry and has been a choice of utility and oilfield professionals with over 1,900 hydrovacs sold since 2008. The Company designs and manufactures hydrovac trucks as well as provides heavy duty truck maintenance operations in central Alberta. It sells hydrovac trucks to excavation service providers in the infrastructure and industrial construction and oil and gas markets. Hydrovac trucks use high pressure water and vacuum to safely penetrate and cut soil to expose critical infrastructure for repair and installation without damage. Hydrovac excavation methods are quickly becoming a standard in North America to safely excavate in urban areas and around critical infrastructure greatly reducing infrastructure damage and related fatalities. For more information about Tornado Infrastructure Equipment Ltd., visit www.tornadotrucks.com.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “anticipate,” “believe,” “become,” “can,” “continue,” “could,” “encourage,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “improve,” “intend,” “likely,” “looking ahead,” “may,” “optimistic,” “outlook,” “plan,” “possible,” “potential,” “pro forma,” “project,” “promise,” “pursue,” “should,” “strive,” “target,” “will,” “would,” “seek,” variations of such words or the negative thereof, and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include anticipated timing for the closing of the acquisition, plans for funding the acquisition consideration, expected earnings contribution from the acquisition and expected cost synergies and value to be achieved through synergies. Some of the risks and uncertainties known to The Toro Company that may cause actual results to differ materially from what The Toro Company has anticipated in its forward-looking statements include: delays in completing the acquisition and the risk that the acquisition may not be completed at all; the failure by The Toro Company to achieve the net sales, earnings and any cost or revenue synergies expected from the acquisition or delays in the realization thereof; delays and challenges in integrating the businesses after the acquisition is completed; business disruption during the pendency of and following the acquisition; loss of key personnel; unanticipated liabilities or exposures for which The Toro Company has not been indemnified or may not recover; infringement of intellectual property rights of others associated with the rights acquired in the acquisition; and general adverse business, economic or competitive conditions. For more information regarding these and other uncertainties and factors that could cause The Toro Company’s actual results to differ materially from what it has anticipated in its forward-looking statements or otherwise could materially adversely affect its business, financial condition or operating results, see The Toro Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Toro Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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